Exhibit 10.1

September 9, 2022

Marshall Horowitz

533 San Marino Ave.

San Marino, CA 91108

Email: mhorowitz@tiltholdings.com

RE: CONSULTING SERVICES AGREEMENT BETWEEN TILT HOLDINGS INC. (“Company”) and MARSHALL HOROWITZ (“Consultant”), dated January 1, 2022 (the “Existing Agreement”)

Dear Marshall,

This letter agreement (“Letter Agreement”) serves to memorialize our understanding regarding the renewal and amendment of the Existing Agreement. Capitalized terms used herein but not defined shall have the meanings ascribed to them in the Existing Agreement. Pursuant to Section 6(a) and 23 of the Original Agreement, the Term of the Existing Agreement is renewed until October 31, 2022. The Company reserves the right to further renew the Term until December 31, 2022 via a writing signed by both parties. We have further agreed that the Fees defined in Section 4 of Exhibit A shall be adjusted as follows:

$15,000 to be paid upon the execution of this Letter Agreement

$7,500 to be paid upon the last day of each calendar month during the Term.

Except as expressly supplemented, amended or consented to by this Letter Agreement, all of the representations, warranties, terms, covenants and conditions of the Existing Agreement shall remain unamended and shall continue to be in full force and effect.

If the foregoing is in accordance with your understanding, please countersign a copy of this letter in the space indicated below and return such countersigned copy to the Company, whereupon this letter will become a binding agreement among the parties.

Sincerely,

/s/ Gary F. Santo, Jr.
Gary F. Santo, Jr.
Chief Executive Officer
TILT HOLDINGS INC.
AGREED AND ACKNOWLEDGED:
/s/ Marshall Horowitz
Marshall Horowitz
Date:	9/9/2022